EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

ADVANCED MEDICAL OPTICS, INC.

9 1/4% Senior Subordinated Notes Due 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2002 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION, IN WHICH CASE THE “EXPIRATION DATE” SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED.

This form, or one substantially equivalent hereto, must be used by a holder of the 9 1/4% Senior Subordinated Notes Due 2010 (the “Old Notes”) of Advanced Medical Optics, Inc., a Delaware corporation (the “Company”) to accept the Company’s Exchange Offer made pursuant to the Prospectus, dated August     , 2002 (as may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”) if (i) certificates for the Old Notes are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all documents required to be delivered to The Bank of New York, as exchange agent (the “Exchange Agent”), on or prior to 5:00 p.m., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, registered or certified mail, by hand or by overnight delivery to the Exchange Agent as set forth below. See “The Exchange Offer—Procedures for Tendering Old Notes.” In order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein have the respective meanings given to them in the Prospectus or the Letter of Transmittal.

Deliver To the Exchange Agent:
The Bank of New York

By Registered or Certified Mail:	By Hand Delivery or Overnight Courier:	By Facsimile (Eligible Institutions Only):

The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7E New York, New York 10286 Attention: Kim Lau Reference: Advanced Medical Optics, Inc.	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7E New York, New York 10286 Attention: Kim Lau Reference: Advanced Medical Optics, Inc.	(212) 298-1915 Attention: Kim Lau Reference: Advanced Medical Optics, Inc.

For Information or Confirmation by
Telephone:
(212) 815-3750

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal for guarantee of signature.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes indicated below, pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

DESCRIPTION OF OLD NOTES

Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Certificate Number(s)	Aggregate Principal Amount of Old Notes Tendered (if less than all)

$

Total Principal Amount of Old Notes Tendered:		$

PLEASE SIGN HERE

X	Date:

X	Date:
SIGNATURE(S) OF OWNER OR AUTHORIZED SIGNATORY

This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes exactly as the name(s) of the holder(s) appear(s) on the certificate(s) for the Old Notes or by any person(s) authorized to become (a) holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s):	Address:
(Please Print)	(Include Zip Code)
Capacity:	Telephone Number:
(Include Area Code)

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office, branch, agency or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at its address set forth above, the Old Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:

By:
(Authorized Signature)

Name:
(Please Type or Print)

Title:

Address:

Telephone Number:

Date:

DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL DELIVERY OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS

1.    Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

2.    Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

3.    Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.